EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: November 13, 2026

STRATEGIC VALUE PARTNERS, L.P.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

ASHTON GATE S.A. R.L.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Manager

SVP SPECIAL SITUATIONS V LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

GROUSE MOOR S.A. R.L.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Manager

SVP SPECIAL SITUATIONS IV LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

WILD HEATH S.A. R.L.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Manager

SVP SPECIAL SITUATIONS III-A LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

GREEN PASTURE S.A. R.L.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Manager

SVP CAPITAL SOLUTIONS LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

/s/ Victor Khosla

VICTOR KHOSLA